UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 23, 2005
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 23, 2005, the Board of Directors (the “Board”) of Alon USA Energy, Inc., a Delaware corporation (the “Company”), increased the number of directors constituting the Board to ten and appointed Avraham Baiga Shochat to fill the newly created directorship. Mr. Shochat was also appointed a member of the Audit Committee of the Board. There are no arrangements or understanding between Mr. Shochat and any other person pursuant to which he was elected as a director. Mr. Shochat does not have a material interest in any transaction to which the Company or any of its subsidiaries is a party.
Attached as Exhibit 99.1 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on October 24, 2005, announcing the election of Mr. Shochat.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description
99.1	Press Release of the Company dated October 24, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Vice President, General Counsel and Secretary

Date: October 24, 2005

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release of the Company dated October 24, 2005.